Exhibit 99.(k)(3)

Second Amendment to Registrar Transfer Agency and Service Agreement

This Second Amendment (“Amendment”), effective as of September 24, 2010 (“Effective Date”), is to the Registrar Transfer Agency and Service Agreement (the “Agreement”) made as of March 1, 2003, between Computershare Inc. (“Computershare”), formerly known as EquiServe, Inc., and Computershare Trust Company, N.A., (the “Trust Company”), formerly known as EquiServe Trust Company, N.A., (collectively, the “Transfer Agent”) and Aberdeen Chile Fund, Inc., formerly known as The Chile Fund, Inc., (the “Fund”). Terms used, but not otherwise defined in this Amendment, shall have the same meaning as those terms in the Agreement.

WHEREAS, the Fund and Transfer Agent are parties to the Agreement; and

WHEREAS, the Fund and Transfer Agent desire to amend the Agreement upon the terms and conditions set forth herein;

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Amendment to Fee and Service Schedule for Stock Transfer Services. The Fee and Service Schedule for Stock Transfer Services is hereby amended as follows:

a.                                       by adding the following sub-section to the “Fees and Services” section immediately following “Transfer Agent and Registrar Fee”:

Direct Stock Purchase Plan (“DSPP”) Fee:

$1,500.00	Annual Administration Fee

b.                                      by adding the following sub-section to the “Fees and Services” section immediately following “Dividend Services”:

Direct Stock Purchase Plan Services

•                  Administer account enrollment, maintenance, and account termination for Participants;

•                  Receive and process Initial and Optional Cash Investments directly from Participants via check, wire transfer, or automatic withdrawal from existing accounts of Participants;

•                  Maintain records required by the DSPP Plan, including, but not limited to, accounts for Participants;

•                  Reconcile investments;

•                  Credit and debit Participants’ accounts;

•                  Issue Statements of Holding to Participants when activity occurs;

•                  Handle prospective and current Participants’ inquiries regarding the DSPP Plan, and otherwise interface with Participants;

•                  Withhold and make payments to the Internal Revenue Service of back-up withholding of Participants, if applicable;

•                  Provide Form 1099-B along with each sale check to Participants, as required;

•                  Administer the issuance of Share certificates or electronic transfers of Shares, as applicable, to Participants;

•                  Administer the Dividend Reinvestment options under the DSPP Plan, including facilitating the electronic deposit of cash dividends into the accounts of Participants;

•                  Update current Shareholder file;

•                  Certificate depositary for safekeeping of certificates;

•                  Supplying summary reports for reinvestment/investment;

•                  Provide Internet presentation of DSPP materials and Internet fulfillment; and

•                  Provide telephonic fulfillment of DSPP materials.

2.                                      Limited Effect. Except as expressly modified herein, the Agreement shall continue to be and shall remain, in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.

3.                                      Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, hereunto duly agreed and authorized, as of the Effective Date.

Computershare Inc.		Aberdeen Chile Fund, Inc.
Computershare Trust Company, N.A.

On Behalf of Both Entities:

By:	/s/ Dennis V. Maccia	By:	/s/ Megan Kennedy
	Name: Dennis V. Maccia		Name: Megan Kennedy
	Title: Manager, Contract Administration		Title: Vice President and Secretary